Exhibit 99.1

Booking Holdings Reports Financial Results for 2nd Quarter 2019

NORWALK, CT – August 7, 2019. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 2nd quarter 2019 financial results. Second quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $25.0 billion, an increase of 5% over a year ago (approximately 10% on a constant-currency basis). Room nights booked in the 2nd quarter increased 12% over a year ago.
Booking Holdings' total revenues for the 2nd quarter of 2019 were $3.9 billion, a 9% increase from the prior year (approximately 14% on a constant-currency basis). Net income in the 2nd quarter was $979 million, which was in line with the prior year. Net income was $22.44 per diluted share, an 11% increase as compared to the prior year.
Non-GAAP total revenues for the 2nd quarter of 2019 were $3.8 billion, a 7% increase from the prior year (approximately 12% on a constant currency basis). Non-GAAP net income in the 2nd quarter was $1.0 billion, a 3% increase versus the prior year. Non-GAAP net income was $23.59 per diluted share, a 14% increase as compared to the prior year. Adjusted EBITDA for the 2nd quarter was $1.4 billion, a 5% increase versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with Booking Holdings' financial results under GAAP.
"Booking Holdings executed another strong quarter as we witnessed a solid start to the summer travel season," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "Globally, our accommodation business booked 213 million room nights in the second quarter, up 12% over the same period last year."

Looking forward, Mr. Fogel said, "As we move into our peak travel season, our teams are focused on delivering exceptional service to all of our customers and partners around the world."

Booking Holdings' guidance for the 3rd quarter of 2019 is as follows:

	Guidance Ranges
(U.S. Dollars in millions, except per share amounts)	Low	High
Metrics
Year over year growth - Room nights booked	6%	8%
Year over year growth - Total gross travel bookings	1.5%	3.5%
Year over year growth - Total gross travel bookings (constant currency)	3%	5%

GAAP
Year over year growth - Revenue	2%	4%
Year over year growth - Revenue (constant currency)	4%	6%
Net income (1)(3)	$1,825	$1,865
Net income per diluted share (2)(3)	$42.60	$43.60

Non-GAAP
Non-GAAP Net income (1)	$1,870	$1,910
Non-GAAP Net income per diluted share (2)	$43.60	$44.60
Adjusted EBITDA	$2,400	$2,450

(1) Assumes an estimated effective tax rate for the 3rd quarter of 2019 of approximately 19%.
(2) Assumes a fully diluted share count of approximately 42.8 million shares.
(3) Guidance for the 3rd quarter of 2019 for GAAP net income and net income per diluted share excludes the impact of unrealized gains and losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as hedging instruments for accounting purposes, both of which are not predictable.

Non-GAAP adjustments for amortization expense of intangible assets, non-cash interest expense related to the amortization of debt discount and the tax impact of these non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $45 million in the 3rd quarter of 2019, before considering the impact of unrealized gains or losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as hedging instruments for accounting purposes, both of which are not predictable.
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is comprised of GAAP net income excluding depreciation and amortization expense, interest income, interest expense, unrealized gains and losses on marketable equity securities, foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as hedging instruments for accounting purposes and income tax expense. Adjusted EBITDA is estimated to be higher than GAAP net income by approximately $575 million to $585 million in the 3rd quarter of 2019, before considering the impact of unrealized gains or losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as hedging instruments for accounting purposes, both of which are not predictable.
Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Non-GAAP total revenues, adjusted EBITDA, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•
excludes a $53 million benefit in the 2nd quarter of 2019 related to a correction in the timing of recognizing a component of merchant revenues, which was previously deferred in the 1st quarter of 2019,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings, settlements and/or certain adjustments related to prior periods arising from travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings or other litigation or obligations,

•
excludes the impact of loyalty program adjustments, such as the favorable $27 million adjustment to total revenues in the 1st quarter of 2018 related to changes introduced in that same quarter to OpenTable’s loyalty program,

•
excludes a $66 million charge in the 2nd quarter of 2019 to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation,

•	excludes amortization expense of intangible assets,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill or intangible assets,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments,

•	excludes unrealized gains and losses on marketable equity securities, which are recognized in net income,

•	excludes foreign currency transaction gains or losses on Euro-denominated debt that is not designated as hedging instruments for accounting purposes,

•
excludes the income tax impact related to the one-time deemed repatriation liability and remeasurement of deferred tax assets and liabilities as a result of the U.S. Tax Cuts and Jobs Act enacted in December 2017, if any, and

•	the income tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and six months ended June 30, 2019 and 2018.

Information About Forward-Looking Statements
This press release contains forward-looking statements, including information providing guidance of expected future period financial performance. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage our growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments;
-- adverse changes in relationships with travel service providers and restaurants;
-- our ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world leader in online travel and related services, provided to consumers and partners in over 230 countries and territories through six primary brands-Booking.com, KAYAK, priceline, agoda.com, Rentalcars.com and OpenTable. The mission of Booking Holdings is to help people experience the world.

For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@bookingholdings.com

Booking Holdings Inc. CONSOLIDATED BALANCE SHEETS (In millions, except share and per share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,256	$2,624
Short-term investments in marketable securities	1,553	3,660
Accounts receivable, net of allowance for doubtful accounts of $56 and $61, respectively	1,973	1,523
Prepaid expenses and other current assets	1,238	600
Total current assets	10,020	8,407
Property and equipment, net	716	656
Operating lease assets	639	—
Intangible assets, net	2,041	2,125
Goodwill	2,915	2,910
Long-term investments	4,618	8,408
Other assets	545	181
Total assets	$21,494	$22,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,291	$1,134
Accrued expenses and other current liabilities	1,740	1,399
Deferred merchant bookings	2,343	1,022
Convertible debt	975	—
Total current liabilities	6,349	3,555
Deferred income taxes	504	370
Operating lease liabilities	495	—
Long-term U.S. transition tax liability	1,063	1,166
Other long-term liabilities	90	162
Long-term debt	7,686	8,649
Total liabilities	16,187	13,902

Commitments and Contingencies

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 63,143,816 and 62,948,762 shares issued, respectively	—	—
Treasury stock, 20,378,354 and 17,317,126 shares, respectively	(20,173)	(14,711)
Additional paid-in capital	5,599	5,445
Retained earnings	20,111	18,367
Accumulated other comprehensive loss	(230)	(316)
Total stockholders' equity	5,307	8,785
Total liabilities and stockholders' equity	$21,494	$22,687

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Agency revenues	$2,607	$2,567	$4,556	$4,680
Merchant revenues	959	710	1,562	1,236
Advertising and other revenues	284	260	569	549
Total revenues	3,850	3,537	6,687	6,465
Operating expenses:
Performance marketing	1,192	1,142	2,222	2,248
Brand marketing	175	124	338	225
Sales and other expenses	248	203	463	369
Personnel, including stock-based compensation of $79, $75, $153 and $146, respectively	619	522	1,120	1,021
General and administrative	180	159	371	322
Information technology	70	59	135	119
Depreciation and amortization	119	107	235	210
Total operating expenses	2,603	2,316	4,884	4,514
Operating income	1,247	1,221	1,803	1,951
Other income (expense):
Interest income	34	46	69	93
Interest expense	(68)	(65)	(134)	(135)
Net unrealized gains on marketable equity securities	17	21	468	76
Foreign currency transactions and other	(23)	(13)	(31)	(22)
Total other (expense) income	(40)	(11)	372	12
Earnings before income taxes	1,207	1,210	2,175	1,963
Income tax expense	228	232	431	378
Net income	$979	$978	$1,744	$1,585
Net income applicable to common stockholders per basic common share	$22.62	$20.34	$39.52	$32.87
Weighted-average number of basic common shares outstanding (in 000's)	43,251	48,055	44,124	48,202
Net income applicable to common stockholders per diluted common share	$22.44	$20.13	$39.17	$32.42
Weighted-average number of diluted common shares outstanding (in 000's)	43,601	48,550	44,514	48,877

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions)

	Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES:
Net income	$1,744	$1,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	235	210
Provision for uncollectible accounts	74	62
Deferred income tax expense (benefit)	60	(21)
Net unrealized gains on marketable equity securities	(468)	(76)
Stock-based compensation expense and other stock-based payments	162	150
Operating lease amortization	85	—
Amortization of debt discount and debt issuance costs	28	30
Contingent consideration fair value adjustment	9	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(523)	(392)
Prepaid expenses and other current assets	(584)	(574)
Accounts payable, accrued expenses and other current liabilities	1,513	1,329
Other long-term assets and liabilities	(398)	(13)
Net cash provided by operating activities	1,937	2,290

INVESTING ACTIVITIES:
Purchase of investments	(580)	(1,360)
Proceeds from sale and maturity of investments	6,977	3,497
Additions to property and equipment	(199)	(235)
Acquisitions and other investments, net of cash acquired	(9)	(139)
Net cash provided by investing activities	6,189	1,763

FINANCING ACTIVITIES:
Proceeds from revolving credit facility and short-term borrowings	437	3
Repayments of revolving credit facility and short-term borrowings	(425)	—
Payments for conversion of senior notes	—	(1,487)
Payments for repurchase of common stock	(5,491)	(1,905)
Other financing activities	(8)	1
Net cash used in financing activities	(5,487)	(3,388)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(8)	(20)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	2,631	645
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	2,645	2,563
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$5,276	$3,208

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$949	$985
Cash paid during the period for interest	$101	$101
Non-cash operating and financing activity for an acquisition	$—	$51
Non-cash investing and financing activity for an acquisition	$—	$59

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF TOTAL REVENUES TO NON-GAAP TOTAL REVENUES		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018
	Total Revenues	$3,850	3,537	$6,687	$6,465

(a)	Adjustment to merchant revenues	(53)	—	—	—
(b)	Adjustment to loyalty program liability	—	—	—	(27)
	Non-GAAP Total Revenues	$3,797	$3,537	$6,687	$6,438

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018
	Net income	$979	$978	$1,744	$1,585

(a)	Adjustment to merchant revenues	(53)	—	—	—
(b)	Adjustment to loyalty program liability	—	—	—	(27)
(c)	Adjustment to personnel expenses	66	—	66	—
(d)	Depreciation and amortization	119	107	235	210
(d)	Interest income	(34)	(46)	(69)	(93)
(d)	Interest expense	68	65	134	135
(e)	Net unrealized gains on marketable equity securities	(17)	(21)	(468)	(76)
(f)	Remeasurement losses on certain Euro-denominated debt	19	—	19	—
(d)	Income tax expense	228	232	431	378
	Adjusted EBITDA	$1,373	$1,313	$2,091	$2,111

	Adjusted EBITDA as a % of Non-GAAP Total Revenues	36.1%	37.1%	31.3%	32.8%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018
	Net income	$979	$978	$1,744	$1,585

(a)	Adjustment to merchant revenues	(53)	—	—	—
(b)	Adjustment to loyalty program liability	—	—	—	(27)
(c)	Adjustment to personnel expenses	66	—	66	—
(e)	Net unrealized gains on marketable equity securities	(17)	(21)	(468)	(76)
(f)	Remeasurement losses on certain Euro-denominated debt	19	—	19	—
(g)	Amortization of intangible assets	44	45	89	92
(h)	Debt discount amortization related to convertible debt	11	11	22	25
(i)	Tax impact of Non-GAAP adjustments	(19)	(9)	65	(4)
	Non-GAAP Net income	$1,028	$1,004	$1,536	$1,594

	GAAP weighted-average number of diluted common shares outstanding (in 000's)	43,601	48,550	44,514	48,877

	Non-GAAP Net income per diluted common share	$23.59	$20.67	$34.51	$32.61

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Six Months Ended June 30,
		2019	2018
	Net cash provided by operating activities	$1,937	$2,290

(j)	Additions to property and equipment	(199)	(235)

	Free cash flow	$1,738	$2,055

	Free cash flow as a % of Non-GAAP Total Revenues	26.0%	31.9%

(1) Amounts may not total due to rounding.

Notes:
(a)	Adjustment related to a correction in the timing of recognizing a component of merchant revenues which was previously deferred in the first quarter of 2019.
(b)	Favorable adjustment to OpenTable's loyalty program liability related to changes introduced in the 1st quarter of 2018 to the program.
(c)
Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation which is recorded in Personnel expenses.

(d)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(e)	Net unrealized gains or losses on marketable equity securities are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)
Adjustment for foreign currency transaction gains or losses on our Euro-denominated debt that are not designated as a hedging instrument for accounting purposes is recorded in Foreign currency transactions and other.

(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.
(h)	Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense and is excluded from Net income to calculate Non-GAAP Net income.
(i)	Reflects the tax impact of Non-GAAP adjustments and is excluded from Net income to calculate Non-GAAP Net income.
(j)	Additions to property and equipment are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Gross Bookings(2)	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19
Agency	$17,947	$18,594	$15,015	$20,576	$19,090	$19,024	$15,230	$19,678	$18,638
Merchant	2,850	3,168	2,965	4,434	4,807	5,250	4,322	5,732	6,401
Total	$20,797	$21,762	$17,980	$25,009	$23,896	$24,274	$19,552	$25,410	$25,039

Year/Year Growth (Decline)
Agency	16.8%	18.0%	15.7%	13.4%	6.4%	2.3%	1.4%	(4.4)%	(2.4)%
Merchant	14.3%	17.2%	39.0%	74.1%	68.6%	65.7%	45.8%	29.3%	33.2%
Total	16.4%	17.9%	19.0%	20.9%	14.9%	11.5%	8.7%	1.6%	4.8%
Constant Currency	19%	16%	14%	12%	11%	14%	13%	8%	10%

Units Sold	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19
Room Nights	170	178	152	197	191	201	171	217	213
Year/Year Growth	21.0%	18.6%	16.8%	13.2%	12.0%	13.4%	13.0%	10.3%	11.8%

Rental Car Days	21	19	15	19	21	19	15	18	21
Year/Year Growth/(Decline)	11.7%	5.5%	5.4%	0.6%	1.0%	(0.1)%	(0.6)%	(1.3)%	1.2%

Airline Tickets	2	2	2	2	2	2	2	2	2
Year/Year Growth/(Decline)	(8.7)%	(11.8)%	3.1%	1.9%	5.3%	9.2%	(1.3)%	4.4%	2.4%

	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19
Gross Profit/Total Revenues (2018 and 2019) (3)(4)	$2,957	$4,380	$2,763	$2,928	$3,537	$4,849	$3,213	$2,837	$3,850
Year/Year Growth/(Decline) (4)	21.5%	22.0%	21.1%	25.2%	19.6%	10.7%	16.3%	(3.1)%	8.9%
Constant Currency (4)	24%	19%	17%	18%	16%	13%	21%	3%	14%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

(3) For periods ending prior to January 1, 2018, gross profit has been adjusted to reflect the reclassification of certain prior period expenses from "cost of revenues" to "sales and other expense" to conform to the current-period presentation.

(4) For periods beginning after December 31, 2017, the Company records revenue under Accounting Standards Update 2014-09 ("Current Revenue Standard"), recognizing substantially all of its revenue at check-in, rather than at check-out, as it had in the past under the previous revenue accounting standard. Additionally, under the Current Revenue Standard, amounts remitted to travel service providers are recorded as a reduction to merchant revenues and therefore the Company no longer presents cost of revenues or gross profit.